Exhibit 5.1

September 10, 2013

Alliant Techsystems Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Alliant Techsystems Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company listed on Annex A hereto (collectively, the “Subsidiary Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of an indeterminate number of (a) debt securities of the Company (the “Debt Securities”), which may be in the form of (i) senior debt securities of the Company (the “Senior Debt Securities”) to be issued under an indenture (the “Senior Indenture”) to be entered into between the Company and a trustee (in such capacity, the “Senior Indenture Trustee”), the form of which is attached to the Registration Statement as Exhibit 4.1, or (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”) to be issued under the indenture dated as of March 15, 2006 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Subordinated Indenture Trustee” and, together with the Senior Indenture Trustee, the “Trustees”), which is attached to the Registration Statement as Exhibit 4.2; (b) preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (c) common stock, par value $0.01 per share, of the Company (the “Common Stock”); (d) depositary shares of the Company consisting of Preferred Stock (the “Depositary Shares”); (e) guarantees by the Subsidiary Guarantors (the “Debt Guarantees”) of the Debt Securities; and (f) units comprised of any combination of the foregoing securities (together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares and the Debt Guarantees, the “Securities”).  If so indicated in a prospectus supplement, the Debt Securities may be exchangeable for or convertible into other Securities, including Common Stock and Preferred Stock.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion.  As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.  We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Subsidiary Guarantors with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any Subsidiary Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and/or the relevant Subsidiary Guarantors, as applicable, together with the other parties thereto; and (g) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of opinion that:

(i) with respect to Senior Debt Securities, when (A) the Senior Indenture Trustee is qualified to act as trustee under Senior Indenture, (B) the Senior Indenture Trustee has duly executed and delivered the Senior Indenture, (C) the Senior Indenture has been duly authorized and validly executed and delivered by the Company to the Senior Indenture Trustee, (D) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Senior Debt Securities, the terms of the offering thereof, and related matters, and (F) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) with respect to Subordinated Debt Securities, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Subordinated Debt Securities, the terms of the offering thereof, and related matters and (B) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) with respect to shares of Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware, (B) such Certificate has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (2) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(iv) with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of (1) the Debt Securities or Preferred Stock, as the case may be, convertible or exchangeable into Common Stock and (2) the shares of Common Stock, and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (1) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (2) upon conversion or exercise of such Debt Security or Preferred Stock, as the case may be, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

(v) with respect to Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware, (B) the deposit agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary Shares have been deposited under the applicable deposit agreement and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued; and

(vi) with respect to the Debt Guarantees, when (A) in the case of Debt Guarantees with respect to Senior Debt Securities, the Senior Indenture Trustee is qualified to act as trustee under the Senior Indenture, (B) the applicable Trustee has duly executed and delivered the applicable supplemental indenture and, in the case of Debt Guarantees with respect to Senior Debt Securities, the Senior Indenture, (C) the applicable supplemental indenture and, in the case of Debt Guarantees with respect to Senior Debt Securities, the Senior Indenture have been duly authorized and validly executed and delivered by the Company and the relevant Subsidiary Guarantors to the applicable Trustee, (D) in the case of Debt Guarantees with respect to Senior Debt Securities, the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors, board of managers or other similar governing body, as applicable, of the applicable Subsidiary Guarantor has taken all necessary corporate or other organizational action to approve the issuance and terms of the Debt Guarantees and related matters and (F) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Guarantees will constitute the valid and binding obligation of the applicable Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture, the Debt Securities or the Debt Guarantees that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability.  We also express no opinion as to (i) the enforceability of the provisions of the Indenture, the Debt Securities or the Debt Guarantees to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars.  Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.  We express no opinion as to whether a Federal court of the United States would render a judgment other than in United States dollars.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States of America.  Insofar as the opinions expressed herein relate to or depend upon matters governed by Minnesota law, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Doris K. Tuura, Esq., Senior Counsel of the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.  Insofar as the opinions expressed herein relate to or depend upon matters governed by Missouri law, we have relied upon and assumed the correctness of, without independent investigation, the opinion of Lathrop & Gage LLP, Missouri counsel to the Company, which is being delivered to you and filed with the Commission as an exhibit to the Registration Statement.

We understand that we may be referred to under the heading “Validity of the Securities” in the prospectus and in a supplement to the prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are furnishing this opinion to you, solely for your benefit.  This opinion may not be relied upon by any other person or for any other purpose or used, circulated or otherwise referred to for any other purpose.

Very truly yours,

Alliant Techsystems Inc.
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

O

Annex A

Subsidiary Guarantors

Alliant Techsystems Operations LLC
ATK Commercial Ammunition Company Inc.
ATK Commercial Ammunition Holdings Company Inc.
ATK Launch Systems Inc.
ATK Space Systems Inc.
Caliber Company
Eagle Industries Unlimited, Inc.
Eagle Mayaguez, LLC
Eagle New Bedford, Inc.
Federal Cartridge Company
Savage Arms, Inc.
Savage Range Systems, Inc.
Savage Sports Corporation
Savage Sports Holdings, Inc.